Exhibit 10.5

GASTAR EXPLORATION INC.

10/25/2018

Stephen Roberts

Re:Retention Bonus Agreement Amendment

Dear Stephen:

This letter agreement (this “Amendment”) amends that certain retention bonus agreement letter (the “Retention Bonus Agreement Letter”), dated August 31, 2018, by and between you and Gastar Exploration Inc. (the “Company”). Capitalized terms used and not defined herein have the meanings set forth in the Retention Bonus Agreement Letter.

The Retention Bonus Agreement Letter is hereby amended as follows:

1.	Each reference to “December 31, 2018” in the second paragraph of Section 1 of the Retention Bonus Agreement Letter shall be deleted and replaced with “February 28, 2019”.
2.	The reference to “July 1, 2019” in the second paragraph of Section 1 of the Retention Bonus Agreement Letter shall be deleted and replaced with “April 30, 2019”.
3.	The definition of the term “Change in Control” in subclause (B) of the last paragraph of Section 1 of the Retention Bonus Agreement Letter is hereby amended and restated in its entirety as follows:

“Change in Control” means the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any person of a controlling interest in the business or operations of the Company, other than any such acquisition (i) resulting from a plan of reorganization pursuant to cases filed by the Company under chapter 11 of title 11 of the United States Bankruptcy Code or (ii) by Ares Management, L.P. (“Ares”) or one or more of funds, investment vehicles, other entities or accounts managed by affiliates of Ares.

Except as specifically set forth herein, the Retention Bonus Agreement Letter shall remain in full force and effect and is hereby ratified and confirmed.

This Amendment may be executed in multiple counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one agreement binding on the parties hereto.  Delivery of an executed counterpart of a signature page of this letter agreement by facsimile transmission or electronic transmission (such as in pdf format) will be effective as delivery of a manually executed counterpart hereof.

This Agreement will be governed by, and construed under and in accordance with, the internal laws of the State of Texas, without reference to rules relating to conflicts of laws.

[Signature pages follow]

If the foregoing is acceptable to you, please execute and return one copy of this letter, whereupon this letter shall constitute our binding agreement with respect to the subject matter hereof.

Very truly yours,

GASTAR EXPLORATION INC.

By:	/s/ Michael A. Gerlich
Name:	Michael A. Gerlich
Title:	Sr Vice President and CFO

AGREED AND ACCEPTED AS OF THE DATE
FIRST WRITTEN ABOVE:

/s/ Stephen Roberts
Name:

[Signature Page to Retention Bonus Agreement Amendment]